EXHIBIT 99.1


                               ACCREDITED INVESTOR
                                EXECUTIVE SUMMARY



                                 [COMPANY LOGO]



                            TECHNOLOGY YOU CAN BET ON



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COMPANY

iGames Entertainment, Inc. (NasdaqOTC Symbol: "IGMS") develops, manufactures and markets technology-based products such as slot machine security firmware, table games and secure payment technology for the gaming industry. The Company's growth strategy is to develop or acquire innovative gaming products and technology and market these products worldwide. iGames Entertainment's list of clients include: Royal Caribbean Cruise lines, Celebrity Cruise Lines, The Barbary Coast Casino, Nevada Palace, Union Plaza, Hyatt Regency, Ritz Carlton Puerto Rico, Boyd's Entertainment among others. The company has received approvals of its most recognized product the Protector(TM) a proprietary security device for slot machines including IGT, Bally's and WMS by the Nevada Gaming Board, New Jersey Gaming Commission, GLI and additional regulated jurisdictions.

Our technical and development staff is comprised of experienced professionals with a superior knowledge base of land-based and online gaming covering all aspects of game development. Our proprietary gaming software is developed from our South Florida offices with a creative services department specializing in design and implementation of security products, programming, graphic design, and multimedia production. The Company also maintains a corporate office in Las Vegas, Nevada.

A brief description of the iGames Entertainment product line is as follows:

THE PROTECTOR(TM) is recognized globally as a most effective solution against theft of slot machines, a problem now documented to cost casinos hundreds of millions of dollars around the globe. The Protector can be installed in just minutes and stops theft at the point of attempt for virtually all known cheating tools and methods in most major brands of slot machines. The most advanced anti-theft device available today, the Protector provides casinos with a level of security that their complicated surveillance systems have been incapable of achieving thus far.

TABLE-SLOTS(TM) The new table game fully developed by iGames Entertainment blends the concept of slot machine play with traditional card play and is aimed at those who have been intimidated by other table games such as Let It Ride or Caribbean Stud. Table Slots offers high payouts to players and adds the excitement, familiarity and interaction with other players not afforded by slot machines. Played on a regulation size black jack Table, the game consists of one dealer, one deck and fast moving play for high odds payouts. The company believes that Table-Slots(TM) will be one of the fastest spreading and most requested card table games to hit the casino market. The company's final version of the product will include a progressive jackpot which is bound to be an even greater success.

ICASINOWARE(TM) is a full suite of 21 games that provides the company's partners with solutions requiring virtually no download and utmost security. They can be customized to the "look and feel" of a casino and hotel operation, utilizing all the necessary components to operate a casino in a "play for fun" or "real mode" using realistic sounds and animation all in a multi-player environment. iCasinoware allows land-based casinos to extend their brand and reach out beyond the casino floor by bringing the casino online, to clients' rooms or kiosks. It has market proven, cost effective and customizable solutions that can be purchased as stand-alone or integrated products.

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iGames Entertainment, Inc. will generate revenues through the development, sale, leasing and licensing of the Company's proprietary gaming security products and table games. Areas where iGames Entertainment anticipates generating additional revenue include:

      o The development of proprietary gaming security software and table games.

      o Sales of the Protector slot security device and lease/license agreements for Table-Slots table games.

      o OEM agreements with major slot and gaming manufacturer's including IGT, Bally's, WMS Gaming, etc.

      o The provision of marketing services, support maintenance and consulting services to casino and hospitality clients.

By leveraging its software and security applications, strategic investments and entertainment divisions, iGames Entertainment is dedicated to becoming a leader in the development, production and management of gaming and security applications, while continuing to develop and maintain strong relationships with our business partners, licensees and software clients.

Although iGames Entertainment may be a relative newcomer to this industry, we will represent a premier product and unique business model aimed at positioning our technology in front of what we believe will be a tremendous growth phase for land based casino gaming and pure entertainment content.

Our mission is to offer innovative and profitable gaming solutions and technology to globally recognized gaming companies only within legal, gaming friendly jurisdictions. Our management is committed to remaining on the forefront of interactive technologies and commercializing highly marketable and emerging niches within the gaming and entertainment sectors. iGames Entertainment will strive to enhance and expand its position as a gaming developer, manufacturer and distributor of proprietary products and become a recognized industry leader in the pursuit of three exploding industries; casino gaming, proprietary software development, and game manufacturing .

The success of this venture rests heavily upon the strategic alliances that exist with hotels, casinos, game and machine manufacturers as well as casino operators and distributors. In an effort to ensure that resources are available to the Company as needed, the Company will negotiate with a number of outside agencies to retain expertise in planning, production, global distribution, media content, research, advertising and licensing sales. In addition, the Company will continue to seek out prominent names in the industry for its Board of Directors and advisors.

The Company maintains corporate offices at 301 Yamato Road Suite 2199, Boca Raton, Florida, 33431. A corporate website may be viewed at http://www.iGamesEntertainment.com

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TERMS OF OFFERING


Securities Offered:           Units totaling up to a Maximum of $1,000,000 worth
                              of Securities.

Offering Period               June 1, 2003 through June 30, 2003, unless
                              extended by the Company in its sole discretion.

Description of Securities:    Securities will take the form of Common Shares at
                              a purchase price of Fifty Cents ($.50) per share and warrants to purchase Common Shares exercisable at One Dollar ($1.00) per share for a period of five years following the close of the offering period.

Minimum Investment:           The minimum subscription is for $250,000 or one
                              Unit, however, the Company reserves the right to accept subscriptions for a fractional Unit.

Listing and Recent Price:     iGames Entertainment, Inc. is a fully reporting
                              company listed on the OTCBB under the symbol IGMS with a recent trading price of common stock at .75 cents.

Placement Agent:              The Units will be offered and sold by the Company
                              on a "best efforts" basis. The Company reserves the right to offer all or a portion of the Units through one or more Selling Agents who will be registered broker-dealers and members of the National Association of Securities Dealers, Inc.
                              The Company reserves the right to pay a selling concession to any participating Selling Agents not to exceed 10% per Unit.

Registration Rights:          The Company has agreed to offer Piggyback
                              registration rights to the investors in this offering. The Company agrees to file an SB-2 registration Statement within 60 days upon receipt of funds. The company will use its best efforts to effect the registration within 60 days of filing.
                              These registration rights are for the Common
                              Shares sold in this offering, including the Common
                              Shares, which will be issued on exercise of the Warrants.

Investor Suitability:         Investment in these Units involves a significant
                              amount of risk. Accordingly, an investment in the Units is suitable only for persons of adequate financial means who have no need for substantial liquidity with respect to their investment and who are capable of suffering a loss of their entire investment in any amount of Units purchased. Any person should not purchase the Units unless he or she meets the following suitability requirements.
                              The prospective investor is an "accredited investor" as defined in Regulation D promulgated under the Act or is otherwise a qualified investor as determined by the Company based on the circumstances of the investor and the amount of the subscription the investor intends to make.

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Subscription Procedure

IGames Entertainment, Inc.

Each prospective investor for the Units will be required to complete, execute and return to the Company or the Placement Agent the following documents.


1. Subscription Agreement: Please complete all the open lines date and sign. (pages 5, 9).

2. Purchaser Questionnaire: Please complete, date and sign the Purchaser Questionnaire attached to the Subscription Agreement. All items on pages x-xiii need to be completed.

3. Warrant: A form of the Warrant for your review.

4. Payment: Return payment and copy of Subscription Agreement to Mr. Jeremy Stein, CEO, iGames Entertainment, Inc. Please indicate which form and amount of payment.


   __CHECK                                         __WIRE

   ___________________AMOUNT                       ___________________AMOUNT

   Mr. Jeremy Stein First Southern Bank CEO 1750 University Drive iGames Entertainment, Inc. Coral Springs, FL 33071 301 Yamato Rd, Suite 2199
   954.340.1822 Boca Raton, FL 33431 ABA # 067012895 For Credit to iGames Entertainment, Inc. Account # 1047766406

5. Document Delivery: please complete and mail the original form with copy of payment to:

         Ms. Lauren Strauss
         iGames Entertainment, Inc. 301
         Yamato Rd, Suite 2199
         Boca Raton, FL 33431
         561.995.0075 Ph.
         561.995.1006 Fx.

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Subscription Agreement

IGames Entertainment, Inc.
301 Yamato Rd, Suite 2199
Boca Raton, FL 33431

Gentlemen:

The undersigned is writing to advise you of the following terms and conditions under which the undersigned hereby offers to subscribe (the "Offer") for Units (the "Units"), each Unit consisting of Five Hundred Thousand (500,000) Common Shares at a purchase price of Fifty Cents ($.50) and Warrants to purchase Five Hundred Thousand (500,000) Common Shares at an exercise price of One Dollar ($1.00) for a period of Five (5) years from the closing date of the offering period. The Offering of up to One Million ($1,000,000) is being conducted on a best efforts basis.

The Units are being offered by the company on a "best efforts, basis. There is no minimum amount of proceeds required to be sold in order to complete this offering. Accordingly all proceeds received will be deposited directly into the treasury of the Company. The Company reserves the right to increase the offering by up to 25%. The Company also reserves the right to undertake separate additional offerings on the same or alternative terms. The minimum subscription is for $100,000 or one Unit, however, the Company reserves the right to accept subscriptions for a fractional Unit.

1.  Subscription.

    Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the undersigned hereby offers to purchase ______________ Unit(s) for an aggregate purchase price of $_______________ ($250,000 per Unit).

    If the Offer is accepted, the Unit(s) shall be paid for by the delivery of $_______________ by either:

    Please indicate which form of payment:

              ___CHECK                                      ____WIRE

    which is being delivered contemporaneously herewith.

6.  Conditions to Offer.

    The offering is made subject to the following conditions: (i) that you shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever; (ii) that the undersigned agrees to comply with the terms of this Subscription Agreement and to execute and deliver any and all further documents necessary to become a security holder in the Company.

    The offering period for the Units is from June 1, 2003 through June 30, 2003.

    Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement on behalf of the Company.

7.  Representations and Warranties of the Undersigned.

    The undersigned, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

    The undersigned has sufficient liquid assets to sustain a loss of the undersigned's entire investment.

    The undersigned represents that he (or she or it) is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). In general, an "Accredited Investor" is

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    deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

    Neither Company nor the Placement Agent has made any other representations or warranties to the undersigned with respect to the Company or rendered any investment advice except as contained herein or in the Company's Confidential Private Offering Memorandum.

    The undersigned has not authorized any person or institution to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction. The undersigned has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of the prospective investment in the securities of the Company. The undersigned has consulted with such independent legal counsel or other advisers, as he has deemed appropriate to assist the undersigned in evaluating his proposed investment in the Company.

    The undersigned represents that he (i) has adequate means of providing for his current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of the subscription; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

    The undersigned has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Company. It is understood that all documents, records and books pertaining to this investment have been made available for inspection, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business.

    The undersigned acknowledges that the Units and the underlying securities have not been registered under the Act in reliance on an exemption for transactions by an issuer not involving a public offering and Rule 506 and Regulation D under the Act, and further understands that the undersigned is purchasing the Units without being furnished any prospectus setting forth all of the information that may be required to be furnished under the Act if a Prospectus were required to be delivered.

    The undersigned further acknowledges that this offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

    The Units and the underlying securities being subscribed for are being acquired solely for the account of the undersigned for personal investment and not with a view to, or for resale in connection with, any distribution except as may be permitted by federal and state securities laws. By such representation, the undersigned means that no other person has a beneficial interest in the Units or underlying securities subscribed for hereunder, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid to the Company in connection therewith. The undersigned does not intend to dispose of all or any part of the Units or underlying securities except in compliance with the provisions of the Act and applicable state securities laws, and understands that the Units are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.

    The undersigned further represents and agrees that the undersigned will not sell, transfer, pledge or otherwise dispose of or encumber the Units or the underlying securities except pursuant to the applicable rules and regulations under the Act or applicable state securities laws, and prior to any such sale, transfer, pledge, disposition or encumbrance, the undersigned will, upon request, furnish the Company and its transfer agent with an opinion of counsel satisfactory to the Company in form and substance that registration under the Act and any applicable state securities laws is not required.

    The undersigned acknowledges and recognizes that while the Company has agreed to register the Common Stock underlying the Units under the Act, no assurances can be provided that such Registration Statement will become effective under the Act. As a result, sales may only be made pursuant to Rule 144 under the Act at such time as the Company as well as the subscriber for the Units is able to effect sales of the Common Stock pursuant to Rule 144 or other applicable exemption.

    The undersigned hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock in compliance with the Act or state securities laws:

    "These securities have not been registered under the Securities Act of 1933, as amended ("Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available."

    The undersigned certifies that each of the foregoing representations and warranties set forth in subsections (A) through (L) inclusive of this
    Section 3 are true as of the date hereof and shall survive such date.

8.  Indemnification.

    The undersigned understands that the Units acquired as a result of the subscription right provided in Section 1 hereof are being offered without registration under the Act and in reliance upon the exemption for transactions by an issuer not involving any public offering; that the availability of such exemption is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein; that the Company and the Placement Agent will rely on such representations in accepting any subscriptions for the Units and that the Company and the Placement Agent may take such steps as it considers reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting the undersigned's subscription. The undersigned agrees to indemnify and hold harmless the Company and the Placement Agent against any damage, loss, expense or cost, including reasonable attorneys' fees, sustained as a result of any misstatement or omission on the undersigned's part.

9.  Specific State Legends.

    FOR RESIDENTS OF ALL STATES:

    IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY

    OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

10. Jurisdiction.

    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of Florida, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of Florida in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of Florida, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

11. No Waiver.

    Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws.

12. Revocation.

    The undersigned agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder other than as set forth under Section 5 above, and that this Subscription Agreement shall survive the death or disability of the undersigned.

13. Termination of Subscription Agreement.

    If the Company elects to cancel this Subscription Agreement, provided that it returns to the undersigned, without interest and without deduction, all sums paid by the undersigned, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

14. Miscellaneous.

    All notices or other communications given or made hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at his address set forth below and to IGames Entertainment, Inc. 301 Yamato Rd, Suite 2199Boca Raton, FL 33431.

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    This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

    The provisions of this Subscription Agreement shall survive the execution thereof.

15. Certification.

    The undersigned certifies that he has read this entire Subscription Agreement and that every statement on his part made and set forth herein is true and complete.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.


The Shares and Warrants are to be
issued in:                                ______________________________________
                                          (print name of investor)
(check one)

                                          ______________________________________
                                          sign name of Investor)
_____  Individual name

                                          ______________________________________
_____  Joint tenants with rights of       (print joint name of investor)
survivorship

                                          ______________________________________
_____  Tenants in the entirety            sign name of joint investor)

_____  Corporation (an officer must
sign)
                                          ______________________________________
                                          (print name of Corporation/
                                          Partnership/Trust)
_____  Partnership (all general
Partners must sign)
                                          ______________________________________
                                          (print name of Officer/General
                                          Partner/Trustee)

_____  Trust (all trustees must sign)     ______________________________________
                                          (print name of Officer/General
                                          Partner/Trustee)

                                          ______________________________________
                                          (sign name of Officer/General
                                          Partner/Trustee)

                                          ______________________________________
                                          (sign name of Officer/General
                                          Partner/Trustee)


                                          IGAMES ENTERTAINMENT, INC.

Accepted as of this date                  ______________________________________
__________                                Jeremy Stein
                                          Chief Executive Officer

                                       9
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Purchaser Questionnaire

Gentlemen:

The information contained herein is being furnished to the Company and the Placement Agent in order that it may determine whether offers of subscriptions for the Units may be made to me. I understand that the information is needed for you to determine whether you have reasonable grounds to believe that I am an "Accredited Investor" as that term is defined in Regulation D promulgated under the Act, or am otherwise qualified to make an investment in the Company in accordance with the investment standards established by the Company, and that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the proposed investment in the Company. I understand that (a) you will rely on the information contained herein for purposes of such determination, (b) the Units, and the underlying securities will not be registered under the Act in reliance upon the exemptions from registration afforded under the Act, (c) the Units, and the underlying securities will not be registered under the securities laws of any state in reliance upon similar exemptions, and (d) this questionnaire is not an offer to purchase the Units in any case where such offer would not be legally permitted.

The Company and its agents, employees or representatives will keep information contained in this questionnaire confidential. I understand, however, that the Company may have the need to present it to such parties, as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

Please answer all questions. If the answer is "none" or "not applicable," please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1.
                                  __________________________________________
                                  (NAME)
2.
                                  __________________________________________
                                  (D.O.B.)

3.                                __________________________________________
                                  (# Of DEPENDENTS)

4.                                __________________________________________
                                  (MARITAL STATUS)

5.                                __________________________________________
                                  (CITIZENSHIP)

6.                                __________________________________________
                                  (TELEPHONE)

7.                                __________________________________________
                                  (SOCIAL SECURITY/TAX ID #)


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8.                                __________________________________________
                                  (ADDRESS)

                                  __________________________________________
                                  (ADDRESS)

                                  __________________________________________
                                  (ADDRESS)

9.                                __________________________________________
                                  (STATE IN WHICH YOU ARE LICENSED TO DRIVE)

                                  __________________________________________
                                  (STATE IN WHICH YOU ARE LICENSED TO VOTE)

                                  __________________________________________
                                  (STATE IN WHICH YOU FILE INCOME TAXES)

10.                               __________________________________________
                                  (EMPLOYER)

11.                               __________________________________________
                                  (POSITION/TITLE)

12.                               __________________________________________
                                  (BUSINESS ADDRESS)

                                  __________________________________________
                                  (BUSINESS ADDRESS)

                                  __________________________________________
                                  (BUSINESS ADDRESS)

13.                               __________________________________________
                                  (BUSINESS TELEPHONE)

14. If Individual:
                                                ____         $50,000 - $100,000
(a) Individual income during 2000:              ____         $100,000 - $200,000
(Exclusive of spouse's income)                  ____         Above $200,000

                                                ____         $50,000 - $100,000
(b) Individual income during 2001:              ____         $100,000 - $200,000
(Exclusive of spouse's income)                  ____         Above $200,000

                                                ____         $50,000 - $100,000
(c) Estimated Individual income during 2002:    ____         $100,000 - $200,000
(Exclusive of spouse's income)                  ____         Above $200,000


15. If joint:                                   ____         $100,000 - $300,000
(a) Joint income during 2000:                   ____         Above $300,000
(Inclusive of spouse's income)
                                                ____         $100,000 - $300,000
(b) Joint income during 2001:                   ____         Above $300,000
(Inclusive of spouse's income)

(c) Estimated Joint income during 2002:         ____         $100,000 - $300,000
(Inclusive of spouse's income)                  ____         Above $300,000

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16. Estimated Net Worth                         ____         Below $1,000,000
                                                ____         Above $1,000,000

The term "net worth" means the excess of total assets over total liabilities. In computing net worth, the principal residence of the investor must be valued at cost, including costs of improvements, or at recently appraised value by an institutional lender making a secured loan.

17. Total Assets if a corporation or            ____         Under $5,000,000
other entity:                                   ____         Over $5,000,000

18. Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition?

    Yes ____        No ____       If yes, please provide details:

I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations:

    Yes ____        No ____

20. I understand the full nature and risk of an investment in the Units, and I can afford the complete loss of my entire investment.

    Yes ____        No ____

21. I am able to bear the economic risk of an investment in the Units for an indefinite period of time and understand that an investment in the Units and the underlying securities is illiquid.

    Yes ____        No ____

22. I further understand that should I exercise my right to acquire the Units, I will be required to agree not to dispose of the Units or the underlying securities except in compliance with Rule 144 under the Act or any other conditions contained in the accompanying Subscription Agreement.

    Yes ____        No ____

23. Have you participated in other private placements of securities?

    Yes ____        No ____

24. I understand that the Company and the Placement Agent will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company and the Placement Agent as follows:

         (i) The answers to the above questions are complete and correct and may be relied upon by the Company and the Placement Agent whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

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         (ii) I will notify the Company and the Placement Agent immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

         (iii) I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this day of , 2002, and declare that it is truthful and correct to the best of my knowledge.



__________________________________             _________________________________
Signature of Prospective Investor              Signature of Prospective Investor


__________________________________             _________________________________
Print Name                                     Print Name



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

Form of Warrant

Warrants To Purchase Common Stock of

IGames Entertainment, Inc.


This is to certify that __________________________ (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase ________________ shares of Common Stock, par value $.001 per share (the "Common Shares"), of IGames Entertainment, Inc., a Florida corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing on the closing date of this Offering for a period of Five (5) years, at a price per Common Share of $1.00.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

(a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

(b) Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

(c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

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

The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the Act), following expiration of any applicable holding period.

Maximum Exercise.

The Holder shall not be entitled to exercise this warrant on an exercise date, in connection with the number of shares of common stock which would be in excess of the sum of: (I) The number of shares of common stock beneficially owned by the holder an its affiliates on an exercise date, and (2) The number of shares of common stock issuable upon the exercise of this warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the holder and its affiliates of more than
4.99 per cent of the outstanding shares of common stock of the company on such date period. For the purpose of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with section 23(d) of the Securities Exchange Act of 1934, as amended, and regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercise which would result in issuance of more than 4.99%.

The Holder shall have the right to exercise all or a portion of this Warrant as follows:

(a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b) The obtaining of any approval or other clearance from any federal or state government agency, which is necessary;

(c) The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d) The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

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

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.


By: ______________________________              ________________________________

__________________________________              Jeremy Stein
(Print Name)                                    Chief Executive Officer

Dated:  __________                              Dated:  __________




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